EXHIBIT 5

                      OPINION OF STOLL, KEENON & PARK, LLP

                        AS TO THE VALIDITY OF THE SHARES

                         OF FIRST SECURITY BANCORP, INC.
                          COMMON STOCK BEING REGISTERED

August 10, 2000


First Security Bancorp, Inc.
400 East Main Street
Lexington, KY  40507

         Re: 1,000,000 Shares of Common Stock, No Par Value Per Share, of First Security Bancorp, Inc. a Kentucky Corporation ("Company")

Gentlemen:

The undersigned has participated in the preparation of a registration statement on Form SB-2 (the "Registration Statement") for filing with the Securities and Exchange Commission in respect to up to 1,000,000 shares of the Company's common stock, no par value per share ("Common Stock"), to be issued by the Company.

For purposes of rendering the opinions expressed herein, the undersigned has examined the Company's articles of incorporation and all amendments thereto; the Company's bylaws and amendments thereto; and such of the Company's corporate records as the undersigned has deemed necessary and material to rendering the undersigned's opinion. The undersigned has relied upon certificates of public officials and representations of the Company's officials, and has assumed that all documents examined by the undersigned as originals are authentic, that all documents submitted to the undersigned as photocopies are exact duplicates of original documents and that all signatures on all documents are genuine.

Based  upon  and  subject  to  the   foregoing   and   subsequent   assumptions,
qualifications and exceptions, it is the undersigned's opinion that:

        1. The Company is a duly organized and validly existing corporation in good standing under the laws of the Commonwealth of Kentucky and has all requisite power and authority to issue, sell and deliver the subject securities, and to carry on its business and own its property as now conducted; and


Board of Directors

August 10, 2000
Page 2

         2. The shares of Common Stock to be issued by the Company in accordance with the terms set forth in the Prospectus constituting a part of the Registration Statement have been duly authorized and, when (a) the pertinent provisions of the Securities Act of 1933 and such "blue sky" and securities law provisions as may be applicable have been complied with and (b) such shares have been duly delivered to the shareholders of the Bank as contemplated by the Prospectus, such shares of Common Stock will be legally issued, fully paid and nonassessable.

The  opinions  expressed  above  are  limited  by  the  following   assumptions,
qualifications and exceptions:

             (a) The undersigned is licensed to practice law only in the Commonwealth of Kentucky and expresses no opinion with respect to the effect of any laws other than those of the Commonwealth of Kentucky and of the United States of America;

             (b) The opinions stated herein are based upon statutes, regulations, rules, court decisions and other authorities existing and effective as of the date of this opinion, and the undersigned undertakes no responsibility to update or supplement said opinion in the event of or in response to any subsequent changes in the law or said authorities, or upon the occurrence after the date hereof of events or circumstances that, if occurring prior to the date hereof, might have resulted in different opinions; and

             (c) This opinions is limited to the legal matters expressly set forth herein, and no opinion is to be implied or inferred beyond the legal matters expressly so addressed.

The undersigned hereby consents to the undersigned being named as a party rendering a legal opinion under the caption "Legal Matters" in the Prospectus constituting part of the Registration Statement. We also hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement as well as all state regulatory bodies and jurisdictions where qualification is sought for the sale of the subject securities.

                                            Very truly yours,

                                            STOLL, KEENON & PARK, LLP



                                            /s/ Stoll, Keenon & Park, LLP
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